SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2003

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

        The Company wishes to inform investors that its Second Quarter 2003 Statistical Supplement, which provides more detailed historical information about the Company and its insurance businesses, is available on its website at www.pmacapital.com. You may also request a copy from the Company by calling Albert D. Ciavardelli, Vice President —Finance at 215-665-5063, or by sending a written request to Albert D. Ciavardelli, Vice President —Finance, PMA Capital Corporation, 1735 Market Street, Suite 2800, Philadelphia, PA 19103. Alternatively, you may request a copy via e-mail at aciavardelli@pmacapital.com.

Item 12. Disclosure of Results of Operations and Financial Condition

        On August 5, 2003, the registrant issued a news release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference, and posted its Second Quarter 2003 Statistical Supplement on its website, selected pages of which are filed as Exhibit 99.2 hereto and incorporated herein by reference.

        The information, including exhibits attached hereto, furnished under this Item 12 shall not be deemed “filed”for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: August 5, 2003	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Number	Description	Method of Filing

99.1	PMA Capital Corporation news release dated August 5, 2003	Filed herewith.

99.2	Selected pages to the Second Quarter 2003 Statistical Supplement	Filed herewith.

E-1